Exhibit 99.2

Kura Oncology Announces Pricing of $300 Million Public Offering of Common Stock

SAN DIEGO, Dec. 8, 2020 – Kura Oncology, Inc. (Nasdaq: KURA), a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer, today announced the pricing of an underwritten public offering of 8,110,000 shares of its common stock at a price to the public of $37.00 per share. The gross proceeds to Kura from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by Kura, are expected to be approximately $300 million. In addition, Kura has granted the underwriters a 30-day option to purchase up to an additional 1,216,500 shares of common stock. The offering is expected to close on or about December 11, 2020, subject to customary closing conditions.

SVB Leerink, Credit Suisse, Barclays and Stifel are acting as joint bookrunning managers in the offering. Wedbush PacGrow, JMP Securities and H.C. Wainwright & Co. are acting as co-managers for the offering.

The securities described above are being offered by Kura pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Kura and became effective by rule of the Securities and Exchange Commission (the “SEC”) on December 7, 2020. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6132, or by email at syndicate@svbleerink.com; Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, by telephone at (800) 221-1037, or by email at usa.prospectus@credit-suisse.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by email at barclaysprospectus@broadridge.com or by telephone at (888) 603-5847; or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by email at syndprospectus@stifel.com or by telephone at (415) 364-2720.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Kura Oncology

Kura Oncology is a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer. The Company’s pipeline consists of two wholly owned small molecule drug candidates that target cancer signaling pathways where there is a strong scientific and clinical rationale to improve outcomes by identifying those patients most likely to benefit from treatment. Kura’s most advanced drug candidate is tipifarnib, a potent, selective and orally bioavailable farnesyl transferase inhibitor currently in a registration-directed trial (AIM-HN) in patients with recurrent or metastatic HRAS mutant head and neck squamous cell carcinoma. The Company’s pipeline is also highlighted by KO-539, a potent and selective menin inhibitor currently in a Phase 1/2A clinical trial (KOMET-001) in patients with relapsed or refractory acute myeloid leukemia.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding the completion, timing and size of the offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Kura’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the offering, risks and uncertainties associated with Kura’s business and finances in general, risks associated with the COVID-19 global pandemic, and the other risks described in Kura’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2020, the preliminary prospectus supplement relating to the proposed public offering and other filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Kura undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

Company:

Pete De Spain

Vice President, Investor Relations &

Corporate Communications

(858) 500-8803

pete@kuraoncology.com

Investors:

Robert H. Uhl

Managing Director

Westwicke Partners, LLC

(858) 356-5932

robert.uhl@westwicke.com

Media:

Jason Spark

Managing Director

Canale Communications

(619) 849-6005

jason@canalecomm.com